EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of Verizon Communications Inc. (Verizon) and where applicable, related Prospectuses, of our reports dated February 23, 2016 (except for the changes as described in Note 13, as to which the date is July 29, 2016), with respect to the consolidated financial statements of Verizon for the year ended December 31, 2015 included in this Current Report (Form 8-K) dated July 29, 2016 filed with the Securities and Exchange Commission: Form S-4, No. 333-11573; Form S-8, No. 333-41593; Form S-8, No. 333-50146; Form S-4, No. 333-76171; Form S-8, No. 333-76171; Form S-8, No. 333-53830; Form S-8, No. 333-82690; Form S-4, No. 333-124008; Form S-8, No. 333-124008; Form S-4, No. 333-132651; Form S-8, No. 333-169267; Form S-8, No. 333-172501; Form S-8, No. 333-172999; Form S-3, No. 333-190954; Form S-8, No. 333-200398; and Form S-3, No. 333-203745.

/s/ Ernst & Young LLP

Ernst & Young LLP
New York, New York

July 29, 2016